Exhibit 4.4

SIXTH SUPPLEMENTAL INDENTURE (this “Sixth Supplemental Indenture”), dated as of January 23, 2014, among Sabra Health Care Limited Partnership, a Delaware limited partnership, and Sabra Capital Corporation, a Delaware corporation (together, the “Issuers”), Sabra Health Care REIT, Inc., a Maryland corporation (the “Parent” and a Guarantor, as defined in the Indenture referred to herein), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Issuers, the Parent and the other guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of October 27, 2010 (“Base Indenture” and, together with the amendments and supplements to the date hereof, the “Indenture”) providing for the issuance of 8.125% Senior Notes due 2018 (the “Notes”);

WHEREAS, the Issuers have offered to purchase for cash any and all of the outstanding Notes (the “Tender Offer”) and requested Holders of the Notes to deliver their consents (the “Consents”) to shorten to three business days the minimum notice period for optional redemptions and eliminate substantially all restrictive covenants and certain events of default applicable to the Notes and certain other provisions contained in the Indenture (the “Consent Solicitation”) pursuant to the Offer to Purchase and Consent Solicitation Statement dated January 8, 2014 and the related Consent and Letter of Transmittal (collectively, the “Offer to Purchase”);

WHEREAS, the Issuers are undertaking to execute and deliver this Sixth Supplemental Indenture to amend certain terms and covenants in the Indenture (the “Proposed Amendments”) in connection with the Tender Offer and the Consent Solicitation;

WHEREAS, the Issuers, the Parent and the other Guarantors have duly authorized the execution and delivery of this Sixth Supplemental Indenture; and consents to the Proposed Amendments to the Indenture set forth in this Sixth Supplemental Indenture of the Holders of at least a majority in aggregate principal amount of the Notes outstanding have been received by the Issuers, and, as of the date hereof, such Holders have not validly withdrawn their consents to the Proposed Amendments, and the Issuers have delivered to the Trustee evidence of such consents in accordance with the Indenture; and

WHEREAS, pursuant to Sections 9.02 and 9.06 of the Base Indenture, the Issuers have requested that the Trustee execute and deliver this Sixth Supplemental Indenture; the Issuers have delivered to the Trustee a Board Resolution, an Officer’s Certificate and an Opinion of Counsel as provided for in the Base Indenture relating to the execution of this Sixth Supplemental Indenture, and all the conditions and requirements necessary to make this Sixth Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled; and the execution and delivery of this Sixth Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Issuers, the Parent and the other Guarantors and the Trustee mutually covenant and agree as follows:

ARTICLE 1

RELATION TO THE INDENTURE;

AMENDMENTS; RULES OF CONSTRUCTION

Section 1.1 Relation to the Indenture. This Sixth Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.2 Amendments. Subject to Article 2 hereof:

(i) the Base Indenture is hereby amended by deleting in their entirety (and all references thereto contained elsewhere in the Indenture, the Notes and the Guaranties) Sections 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.14, 4.15, 5.01, 6.01(3), 6.01(5) and 6.01(6);

(ii) Section 3.01 of the Base Indenture is hereby amended by replacing “at least 45 days” with “at least five Business Days;”

(iii) Section 3.03 of the Base Indenture is hereby amended by replacing “at least 30 days” with “at least three Business Days;” and

(iv) Section 7.05 of the Base Indenture is hereby amended by deleting the words “an Offer to Purchase or” in their entirety.

Section 1.3 Amendment to Definitions. Subject to Article 2 hereof, each of the Indenture, the Notes and the Guaranties is hereby amended by deleting any definitions with respect to which references would be eliminated as a result of the amendments set forth in Section 1.2 hereof. Any defined term used in the Indenture, the Notes or the Guaranties, where the definition of such defined term is set forth in any of the sections or clauses of the Base Indenture that is eliminated by this Sixth Supplemental Indenture and such defined term is used elsewhere in the Indenture, the Notes or the Guaranties, as amended hereby, shall be deemed to become part of, and defined in, Section 1.01 of the Base Indenture.

Section 1.4 Amendment of Notes. Subject to Article 2 hereof, any of the terms or provisions present in the Notes that related to any of the provisions of the Indenture shall also be amended so as to be consistent with the amendments made in this Sixth Supplemental Indenture.

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Section 1.5 Rules of Construction. For all purposes of this Sixth Supplemental Indenture, except as expressly provided or unless the context otherwise requires:

(a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b) the Section headings herein are for convenience only and shall not affect the construction hereof; and

(c) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Sixth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

MISCELLANEOUS PROVISIONS

Section 2.1 Effectiveness. The provisions of this Sixth Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding anything in the Indenture or herein to the contrary, the amendments set forth in Article 1 of this Sixth Supplemental Indenture shall become operative only upon, and shall have no force or effect prior to, the Issuers’ acceptance and payment for Notes validly tendered (and not validly withdrawn) pursuant to the Tender Offer and representing at least a majority in aggregate principal amount of the outstanding Notes issued under the Indenture. The Issuers shall provide prompt written notice to the Trustee if they accept any of the Notes for purchase pursuant to the Tender Offer, or if the Tender Offer and Consent Solicitation is terminated or withdrawn or all payments in respect of the Notes accepted for payment pursuant to the Tender Offer and Consent Solicitation are not made as set forth in the Offer to Purchase. The Issuers shall cause Notes that have been purchased to be promptly delivered to the Trustee for cancellation pursuant to Section 2.11 of the Base Indenture.

Section 2.2 Ratification. The Indenture and this Sixth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 2.3 Counterparts. The parties may sign any number of copies of this Sixth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 2.4 Governing Law. NEW YORK LAW TO GOVERN. THIS SIXTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.5 Trust Indenture Act Controls. If any provision of this Sixth Supplemental Indenture or the Indenture, as amended hereby, limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Sixth Supplemental Indenture or the Indenture, as amended hereby, by any provision of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control.

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Section 2.6 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers, the Parent and the other Guarantors.

Section 2.7 Representations And Warranties. The Issuers, the Parent and each other Guarantor hereby represents and warrants to the Trustee and the Holders of the Notes that all the conditions and requirements necessary to make this Sixth Supplemental Indenture a valid, binding and legal instrument, enforceable in accordance with its terms, have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, as of the date first above written.

SABRA HEALTH CARE LIMITED PARTNERSHIP, as Issuer,

By:	Sabra Health Care REIT, Inc., its general partner

	By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

SABRA CAPITAL CORPORATION, as Issuer,

	By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Treasurer and Secretary

SABRA HEALTH CARE REIT, INC., as Parent and a Guarantor,

	By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Sixth Supplemental Indenture]

SABRA HEALTH CARE LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS I, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS II, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

ORCHARD RIDGE NURSING CENTER LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

NEW HAMPSHIRE HOLDINGS LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

OAKHURST MANOR NURSING CENTER LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Sixth Supplemental Indenture]

SUNSET POINT NURSING CENTER LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

CONNECTICUT HOLDINGS I LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

WEST BAY NURSING CENTER LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

HHC 1998-I TRUST, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

NORTHWEST HOLDINGS I LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

395 HARDING STREET, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Sixth Supplemental Indenture]

1104 WESLEY AVENUE, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

KENTUCKY HOLDINGS I, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA LAKE DRIVE, LLC (FKA PEAK MEDICAL OKLAHOMA HOLDINGS-LAKE DRIVE, INC.), as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

BAY TREE NURSING CENTER LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS III, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS IV, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Sixth Supplemental Indenture]

SABRA IDAHO, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA CALIFORNIA II, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA NEW MEXICO, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA CONNECTICUT II, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA OHIO, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA KENTUCKY, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Sixth Supplemental Indenture]

SABRA NC, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA TEXAS PROPERTIES, L.P., as a Guarantor

	By:	Sabra Texas GP, LLC, its General Partner

	By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA TEXAS GP, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA TEXAS HOLDINGS, L.P., as a Guarantor

	By:	Sabra Texas Holdings GP, LLC, its General Partner

	By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA TEXAS HOLDINGS GP, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE DELAWARE, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Sixth Supplemental Indenture]

SABRA HEALTH CARE VIRGINIA, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE PENNSYLVANIA, LLC,as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA HEALTH CARE NORTHEAST, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA PHOENIX TRS VENTURE, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA MICHIGAN, LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA ALPENA LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA CADILLAC LLC,as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Sixth Supplemental Indenture]

SABRA GAYLORD LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA GREENVILLE LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA MANISTEE LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA MASON LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA MECOSTA LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA MIDLAND LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

SABRA TAWAS LLC, as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer and Secretary

[Signature Page to Sixth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee,

By:	/s/ Maddy Hall
Name: Maddy Hall
Title: Vice President

[Signature Page to Sixth Supplemental Indenture]